Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-236234 on Form S-4 of our report dated May 24, 2019 (except for the effects of the stock split described in Note 1, as to which the date is June 26, 2019), relating to the financial statements of Change Healthcare Inc. (formerly HCIT Holdings, Inc.). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

February 7, 2020